UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 2, 2016

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of principal executive offices) (Zip Code)

(303) 986-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”) was held on March 2, 2016, in Lakewood, Colorado. A total of 21,297,657 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, constituting approximately 94.67% of the outstanding shares entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on the following matters, which are described in detail in the Proxy Statement filed by the Company with the Securities and Exchange Commission on January 15, 2016:

1.	To elect Elizabeth Isely and Richard Hallé as Class I directors, each to serve for a three-year term expiring at the Company’s 2019 Annual Meeting of Stockholders (“Proposal No. 1”); and

2.	To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016 (“Proposal No. 2”).

The Company’s stockholders approved the nominees recommended for election in Proposal No. 1. The votes cast on Proposal No. 1 were as follows:

	For	Withheld	Broker Non-Votes
Elizabeth Isely	17,541,977	1,821,613	1,934,067
Richard Hallé	19,290,788	72,802	1,934,067

The Company’s stockholders approved Proposal No. 2. The votes cast on Proposal No. 2 were as follows:

	For	Against	Abstain	Broker Non-Votes
Appointment of KPMG	21,220,375	50,897	26,384	0

2

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2016

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

3